                                                              EXHIBIT 99.485(B)

                          [VEDDER PRICE LETTERHEAD]








                                                FEBRUARY 20,1998

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

    RE:  Kemper International Fund

To The Commission:

    We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 23 to the Fund's registration statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485 and in reliance upon the oral approval of the staff of the Commission, acting on behalf of the Commission, under the Rule 485(b)(l)(ix) for certain of the disclosures to be contained in the amendment, we hereby represent that such amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) thereof.

                                           Very truly yours,


                                           /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ


DAS/COK/dme